                                                           Exhibit (A)(6)(a)(ii)

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

                            SECRETARY' S CERTIFICATE

    I, John D. DesPrez Ill, Secretary of North American Security Life Insurance Company (the "Company") do hereby certify that the following is a true and correct copy of resolutions passed by the Board of Directors of the Company on the 4th day of March 1992, and that the said resolutions are in full force and effect on the date hereof:

    Pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, the undersigned, being all of the directors of the Corporation, do take and adopt the following action by their written consent:

        WHEREAS, North American Security Life Insurance Company (the "Company") desires to establish a subsidiary to be known as First North American Life Assurance Company; it is

        RESOLVED, that the Company be and it is hereby authorized to establish a subsidiary to be known as First North American Life Assurance Company; and it is

        FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to do all things and execute all instruments and documents necessary or desirable to effect the foregoing.

        DATED at Boston, Massachusetts as of the 6th day of March, 1992

                                           /s/ John D. DesPrez III
                                           --------------------------------
                                           John D. DesPrez
                                           Secretary






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                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY


                             SECRETARY'S CERTIFICATE

         I, Christina M. Perrino, Secretary of First North Amerian Life Assurance company ("the Company") do hereby certify that the following is a true and correct copy of a resolution passed by the Board of Directors of the Company on the 4th day of March, 1992, and that the said resolutions are in full force and effect on the date hereof:

         RESOLVED, That the Company give to the Superintendent of Financial Institutions in Canada ("the Superintendent") the Undertaking required by the Superintendent; and that the Undertaking shall be as set forth below; and that the proper officers of the Company be, and they hereby are, authorized and directed to do all thing and take all actions necessary to execute and deliver the Undertaking to the Superintendent.

                                   UNDERTAKING

                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

First North American Life Assurance Company ("First North American")hereby undertakes that while North American Security Life Insurance Company ("Security Life") holds an investment in the shares of First North American, First North American will

1. Provide the Superintendent with copies of its financial statement, a copy of the annual report that it is required to file with its supervisory authority, and such other information concerning its financial condition and affairs as he may from time to time request;

2. Limit its activities to the transaction of the business of life insurance, personal accident and sickness insurance, together with such other activities as may be necessarily incidental to the transaction of such business.

3. Not make any investment that North American Life Assurance Company of Canada is prohibited from making by section 52 of the Canadian and British Insurance Companies Act;

4. Not acquire or hold, except with the approval of the Superintendent, shares of any corporation incorporated to undertake contracts of life insurance;

5. Not acquire or hold except with the approval of the Superintendent, more than thirty percent of the common shares of any corporation except a real estate corporation



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DATED at Boston, Massachusetts as of the 6th day of March, 1992.

                                     /s/Christina M. Perrino
                                     -----------------------------------
                                     Secretary

                                   UNDERTAKING

                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

                            First North American Life

First North American Life Assurance Company ("First North American") hereby undertakes that while North American Security Life Insurance Company ("Security Life") holds an investment in the shares of First North American, First North American will

1. Provide the Superintendent with copies of its financial statements, a copy of the annual report that it is required to file with its supervisory authority, and such other information concerning its financial condition and affairs as he may from time to time request;

2. Limit its activities to the transaction of the business of life insurance, personal accident and sickness insurance, together with such other activities as may be necessarily incidental to the transaction of such business;

3. Not make any investment that North American Life Assurance Company of Canada is prohibited from making by section 52 of the Canadian and British Insurance Companies Act;

4. Not acquire or hold, except with the approval of the Superintendent, shares of any corporation incorporated to undertake contracts of life insurance; and

5. Not acquire or hold, except with the approval of the Superintendent, more than thirty percent of the common shares of any corporation except a real estate corporation.



DATED at Boston, Massachusetts as of the 6th day of, 1992.



                                           FIRST NORTH AMERICAN LIFE
                                           ASSURANCE COMPANY



                                           /s/ John D. DesPrez III
                                           ----------------------------------
                                           By: John D. DesPrez III


                                           Executive Vice President
                                           ----------------------------------
                                           Title




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                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

                             DIRECTORS AND OFFICERS


William J. Atherton                         Director; President

Bruce Avedon                                Director

Kenneth H. Conrad                           Director; Vice President
                                            Administration

James R. Crysdale                           Associate Treasurer

John D. DePrez III                          Director; Executive Vice President

Ruth Ann Fleming                            Director

R. Courtney Jones                           Director

Richard S. Hirtle                           Director; Vice President
                                            & Treasurer

Peter S. Hutchinson                         Director

Brian L. Moore                              Chairman of the Board

Sarah A. Murphy                             Chief Administrative Officer

Morton Patrontasch                          Associate Treasurer

Christina M. Perrino                        Secretary & Counsel

Robert C. Perez                             Director

James K. Robinson                           Director

John G. Vrysen                              Director; Vice President & Actuary

H. Douglas Wood                             Director




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                            CERTIFICATE OF AMENDMENT
                                     of the
                      DECLARATION OF INTENTION AND CHARTER
                                       of
                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

                                     Under
Section 805 Of The Business Corporation Law and Section 1206 of the Insurance
Law


        The undersigned officers of First North American Life Assurance Company (the "Corporation"), duly organized and existing under the Laws of the State of New York, do hereby certify that:

        1. That the name of the Corporation is First North American Life Assurance Company.

        2. That the Declaration of Intention and Charter (the "Charter") was filed on February 10, 1992 with the Superintendent of Insurance.

        3. That the Charter of the Corporation is hereby amended to change the name of the Corporation by deleting paragraph FIRST in its entirety and inserting the following in lieu thereof:

                FIRST: The name of the Corporation shall be The Manufacturers Life Insurance Company of New York (hereinafter referred to as the "Corporation").

        4. That the foregoing amendment has been duly authorized by the Board of Directors at their regularly scheduled meeting held May 6, 1997 and by the Sole Stockholder of the Corporation at a Special Meeting held May 6, 1997, in accordance with the provisions of Section 803(a) of the Business Corporation Law of the State of New York.

        5. That the foregoing amendment shall be effective at 12:01 a.m. Eastern Standard Time on October 1, 1997.




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         IN WITNESS WHEREOF, First North American Life Assurance Company has
caused this Certificate to be executed by Joseph Scott, President and Tracy Kane, Secretary.

                                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY


                                   By /s/ Joseph Scott
                                      ----------------------------------------
                                      Joseph Scott, President


                                   By /s/ Tracy Kane
                                      ----------------------------------------
                                      Tracy Kane, Secretary


Commonwealth of Massachusetts  )
                               )
County of Suffolk              )

        On this 9th day of September, 1997, before me personally came Joseph Scott, President and Tracy Kane, Secretary of First North American Life Assurance Company, the Corporation described in the above executed instrument, and that he/she signed his/her name thereto by order of the Directors of said Corporation.

                                      /s/ Kimberly S. Ciccarelli
                                      ----------------------------------------
                                      Notary Public



                                      Commission Expires November 13, 2003